Fortress International Group Announces Restructuring of Original Seller’s Note

Restructuring of this long-term debt reduces cash outlay for principal and interest by $2.46 million in 2010, extends maturity to 2014

COLUMBIA, MD, March 1, 2010 Fortress International Group, Inc. (NASDAQ: FIGI) ("Fortress," or the "Company"), a leading provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced it has restructured the  seller’s note due to Fortress International Group President Jerry Gallagher thus reducing the relevant principal and interest payments in 2010 from $2.78 to $0.32 million and extending the terms to 2014.

The terms of the restructuring call for $1.25 million of the $4.0 million note to be converted to 625,000 shares of common stock ($2.00 per share). The interest rate is reduced from 6% to 4%, and $1.0 million of the remaining $2.75 million will be paid in 8 quarterly installments of $125,000 beginning in April 2012. The final payment of all remaining amounts of principal and interest is due April 1, 2014.

Mr. John Morton, Fortress Chairman, said “This favorable restructuring is a continuing strong endorsement by Jerry Gallagher about the Company’s future. Jerry had converted $1M in 2008 at $7.50 at the same time that Tom Rosato had converted the last $2.5M of his seller’s note at $7.50.”

Chief Executive Officer Mr. Tom Rosato, added, “We have taken aggressive steps over the past 12 months to preserve cash and lower the operating costs of the Company to counter the negative impact of the weakened economy on our operations. This restructuring by Jerry will assist the Company in improving its working capital position as the upturn in demand we are experiencing materializes.”

Mr. Jerry Gallagher added “We continue to see new opportunities from outstanding clients and prospects who value our expertise from design to facility management. I am happy to restructure the note over four years to accommodate the Company’s cash management process.”

About Fortress International Group, Inc.
Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc.
Setting a new standard for the optimized critical facility.

Fortress International Group, Inc. (NASDAQ: FIGI) is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.FortressInternationalGroup.com or call 888-321-4877.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements"-- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature involve risks and uncertainties.  For a more detailed discussions of the risks and uncertainties that may affect the Company’s operations and financial results, please review the “Risk Factors” sections in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the subsequent Quarterly Reports on Form 10-Q.

Company Contacts:
Thomas P. Rosato
Chief Executive Officer
Fortress International Group, Inc.
Phone: (410) 423-7438

Investor Relations:
Harvey L. Weiss
Vice Chairman
Fortress International Group, Inc
Phone: (410) 423-7425